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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is made effective as of August 15, 2002, by and between Case Financial, Inc., a California corporation (the "Company"), and Lorne Pollock ("Employee").

                  In consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and the Company agree as follows:

                  1. TERM. Subject to the terms and conditions herein contained, the Company hereby employs Employee, and Employee hereby accepts such employment, for a period of twenty-four (24) months beginning as of the effective date of this Agreement.

                  2. POSITION. During Employee's employment hereunder, Employee will hold the position of Vice President/Director of Underwriting and/or such other management position(s) as the Board of Directors may determine in its sole discretion. As Director of Underwriting Employee's duties shall include, but shall not be limited to, those set forth on EXHIBIT A attached hereto, which may be amended from time to time upon the mutual written agreement of the Company and Employee.

                  3. COMPENSATION.

                           (a) BASE COMPENSATION. As consideration for all
services which Employee may render to the Company or its subsidiaries in any capacity during the term hereof, Employee will receive, and the Company hereby agrees to pay Employee, base compensation ("Base Compensation") at the annual rate of Ninety Thousand ($90,000) per year commencing on the date of this Agreement. Upon each yearly anniversary of the date of this Agreement, Employee's Base Compensation automatically shall be increased by the "Cost of Living" based on the accepted "Cost of Living Index."

                           (b) SIGNING BONUS. Upon the execution of this
Agreement, Employee shall be entitled to receive from the Company One Hundred Thousand (100,000) shares of the Company's common stock, $.0001 par value per share ("Common Stock").

                           (c) ANNUAL BONUS. Employee shall also be entitled to
receive from the Company with respect to each fiscal year during the term of this Agreement, such bonus ("Bonus") as the Company's Board of Directors or the Compensation Committee of such Board shall determine; provided, however, that nothing herein shall be deemed to require that a bonus be paid with respect to any given fiscal year and that, in determining the level of bonus, if any, payable for a given fiscal year, the Board of Compensation Committee may consider the Automatic Annual Increase as part of any Bonus. The bonus shall not exceed Thirty Thousand Dollars ($30,000) per each fiscal year.

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                  Employee's Base Compensation, as increased by any Automatic
Annual Increase, Commission and Bonus are hereinafter collectively referred to as "Compensation."

                  4. BENEFITS; EXPENSES; AND VACATION. In addition to the Compensation, Employee shall be entitled to receive the following additional benefits during the term of this Agreement only to the extent the benefits are offered by the Company and the below benefits may be modified or revoked at any time by the Company if an insurer either modifies or revokes any of the below noted benefits:
                           (a) Company-paid health, life, disability and/or
dental insurance (all on such terms and with such insurers as the Company shall offer to its other executive officers); and

                           (b) Paid vacation of 3 weeks in the first year of the
Contract and 4 weeks in the second year of the Contract.

                           (c) all such other fringe benefits and perquisites,
if any, as the Company shall from time to time make generally available to employees of the Company.

                  5. FULL-TIME EMPLOYMENT. During the term hereof, Employee will devote his full time and best efforts to the business of the Company.

                  6. NON-COMPETITION.

                           (a) Throughout the term of this Agreement and for
twelve (12) months following the termination of this Agreement, Employee agrees not to compete with the business of the Company anywhere in the United States where the Company currently or expects to conduct business. The phrase "compete with the business of" shall be deemed to include engaging or being interested, directly or indirectly, as an owner, employee, general partner, consultant, through stock ownership, investment of capital, or rendering of services, either alone or in association with others, in the ownership, operation, management or supervision of any type of business or enterprise competitive with the Company. The foregoing shall not prevent Employee from owning up to 5% of the outstanding securities of a publicly held corporation which may compete with the business of the Company.

                           (b) TRADE SECRETS AND CONFIDENTIAL INFORMATION.

(1) TRADE SECRETS. Employee recognizes and acknowledges that by virtue of Employee's employment with the Company, Employee will have access to certain trade secrets and confidential information of the Company and that such information constitutes valuable, special and unique property of the Company, and derives economic value because it is not generally known to the public or to others who could benefit from its disclosure or use ("Trade Secrets and Confidential Information"). Trade Secrets and Confidential Information includes, but is not limited to, the following: (i) customer information, including, without limitation, customer lists and other information concerning particular needs, problems, likes or dislikes of the Company's customers; (ii) the identities of the Company's customers; (iii) price information, such as price lists, the contents of bids, and other information concerning


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         costs or profits; (iv) technical information, such as formulae, know-how, computer programs and software developed specifically for the Company, secret processes or machines, inventions and research projects, documentation, or other methods or processes; (v) business information relating to costs, profits, sales, markets, suppliers, plans for further development, market studies, methods of doing business or research projects that relate to the Company's business;
         (vi) personnel or a compilation of data concerning the Company `s employees and independent contractors; and (vii) any other information valuable because of its private or confidential nature. Trade Secrets and Confidential Information may be oral or written and may be information which Employee originates or which otherwise comes into Employee's possession or knowledge. All such Trade Secrets and Confidential Information constitute valuable, special and unique property of the Company and derive economic value because such Trade Secrets and Confidential Information are not generally known to the public or to others who could benefit from their disclosure or use.

(2) CONFIDENTIAL INFORMATION. Employee agrees that Employee shall treat all Trade Secrets and Confidential Information of the Company as confidential and shall not divulge or disclose any of same gained in connection with Employee's employment by the Company to any other person, firm, corporation or entity ("Person"), except upon the written request or instruction of the Company or in the normal course of Employee's duties as a Company Employee or as otherwise required by law or legal process.

(3) RETURN OF CONFIDENTIAL INFORMATION. Employee covenants and acknowledges that upon separation from employment with the Company, Employee shall immediately surrender to the Company all of the Company's Trade Secrets and Confidential Information and any and all such documents, materials or other tangible items pertaining to these Trade Secrets and Confidential Information that Employee may possess and that such Trade Secrets and Confidential Information shall be and remain the sole property of the Company. Employee agrees that if Employee is in doubt as to whether any information, material, or document is a Trade Secret or is Confidential Information, Employee will contact the Board of Directors of the Company before disclosing or using same for any purpose other than in furtherance of Employee's duties as an employee of the Company. The covenants of this Section shall continue for as long after the termination of this Employment Agreement as any Trade Secret or Confidential Information continues to constitute a trade secret under applicable law.

                           (c) INVENTIONS AND CREATIONS.

(1) INVENTIONS. Employee agrees that the Company shall be entitled to all rights to all inventions, discoveries, developments, improvements, mask works, and other contributions relating in any way to the business or research of, or products or services sold by, the Company (herein called collectively "Inventions") to the extent protectable by law, that Employee conceives, makes, develops or acquires, either individually or jointly, during Employee's employment with the Company and which relate in any manner to Employee's work, the Company's


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         research, business or products or fields to which the business of the
         Company may reasonably extend. Employee further agrees to assign and transfer to the Company Employee's entire right, title and interest in and to the Inventions and not to disclose such Inventions to others without the prior written consent of the Company, except as required by Employee's employment by the Company or by law.

(2) DISCLOSURE AND PROTECTION OF INVENTIONS. Employee further agrees to promptly and fully disclose the Inventions to the Company, in writing if requested by the Company, and to execute and deliver any and all lawful applications assignments and other documents which the Company requests for protecting the Inventions in the United States or any other country. The Company shall have the full and sole power to prosecute such applications and to take all other action concerning the Inventions, and Employee agrees to cooperate fully, at the expense of the Company, in preparing and prosecuting all such applications and in any legal actions and proceedings concerning the Inventions in the United States and in foreign countries, including assigning priority rights and executing any and all applications, including renewals, extensions and divisions thereof.

(3) ASSIGNMENT OF CREATIONS. Employee agrees to and does hereby assign, convey and transfer to the Company any and all manuscripts, computer programs, writings, pictorial materials and other creations (herein called collectively "Creations"), created by Employee, either individually or jointly, in the course of Employee's employment by the Company and which relate to the Company's business, research, products or services. The Company shall have the full right to seek and procure copyrights on the Creations, and Employee shall cooperate fully, at the expense of the Company, in securing copyrights and in any legal actions and proceedings concerning the Creations in the United States and in foreign countries, including executing any and all applications, including renewals thereof. Employee further agrees not to disclose such Creations to others without the prior written consent of the Company, except as required by Employee's employment by the Company or by law.

(4) NO ADDITIONAL COMPENSATION. Employee shall not be entitled to any additional compensation for any services the Company shall require to be rendered by Employee under this Section.

                           (d) NON-SOLICITATION. Employee agrees and
acknowledges that Employee's services hereunder are of a special, unique, extraordinary character, that Employee's employment with the Company places Employee in a position of confidence and trust and that Employee's services hereunder necessarily will require the disclosure to Employee of Confidential Information of the Company. Employee consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company that Employee make the covenants contained herein and that Company is relying upon and is induced by the agreements made by Employee in this paragraph. Accordingly, Employee agrees that during the term of this Agreement and for a twelve (12) month period thereafter, Employee shall not, except on behalf of the Company, directly or indirectly, and regardless of the reason for the cessation of Employee's employment (i) attempt in any manner to persuade any third party to cease to do business, or to reduce the amount of business which any such party customarily has done or contemplates doing, with the Company, whether or


                                      -4-
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not the relationship between the Company and such third party was originally established in whole or in part through Employee's efforts; or (ii) on Employee's own behalf or otherwise, hire, solicit, seek to hire, or offer employment to any person who is, during any such time period, an employee of or independent contractor with the Company, or in any other manner attempt, directly or indirectly, to influence, induce or encourage any such person to leave the employ of, or terminate or diminish such person's business relationship with, the Company. As used in this paragraph, the verb 'employ' shall include its variations, for example, retain or engage; and the "Company" shall include Case Financial, Inc. and each of its direct or indirect subsidiaries.

The covenants of Employee set forth in this Section 6 are made in consideration of the payments made to Employee pursuant to this Agreement, the receipt, adequacy and sufficiency of which are acknowledged by Employee, and such covenants have been made by Employee to induce the Company to enter into this Agreement.

                  7. STOCK OPTIONS. In consideration of his services hereunder, Employee shall be entitled to receive from the Company and the Company shall grant to Employee concurrently with the execution hereof, an option to purchase up to 150,000 shares of Common Stock at the price of the stock on the close of business on May 24, 2002 which was the day the transaction with Asia Web Holdings Inc. closed. The options shall be distributed equally over a period of three (3) years (i.e. 4,166 options per month over the 3 years) and shall start to vest as of the date of this Contract.

                  8. OWNERSHIP OF COPYRIGHT; WORK PRODUCT. Employee, in his time and scope of employment under this Agreement, may create or draft documents including, but not limited to forms, letters, correspondence, charts, graphs, spreadsheets, illustrated pictures, digital pictures, photographic pictures, video presentations and musical compositions related to the business of the Company. Employee hereby acknowledges that any such documents produced in the course and scope of the employment relationship are the work product of the Company and all copyrights, patents, trademarks and all other rights to such works are owned by the Company. Upon the conclusion of Employee's employment with the Company, such documents will remain the intellectual property of the Company and are to remain at the Company's headquarters. Employee agrees to execute any and all documents reasonably requested by the Company to effect the provisions of this Section 8.

                  9. DRUG TESTING. The Company may, at its discretion, require Employee to submit to drug testing at an appropriate medical facility if Company management has a reasonable suspicion of Employee's continued use of narcotics and/or alcohol (collectively "drug use"). If the drug test indicates drug use, Employee shall be entitled to a second test within seven (7) days of the results and if the second test indicates use in addition to the first test, or Pollock refuses to submit to drug tests, the Company may terminate Pollock immediately.

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                  10. TERMINATION.

                           (a) TERMINATION OF AGREEMENT. Notwithstanding any
other provision of this Agreement, either party shall have the right to terminate this Agreement at any time, for any reason, upon 30 days written notice to the other party.

                           (b) EFFECT OF TERMINATION.

                                    (i) TERMINATION WITHOUT CAUSE. In the event
the Company terminates Employee during the term of this Agreement without "cause" (as defined below), the Company shall (i) continue to pay Employee his Base Compensation then in effect for the remainder of the term of the Agreement, and (ii) continue to provide Employee with the stock options as outlined in
Section 7 of this Agreement. As a condition to the receipt of the Base Compensation and benefits as set forth in Section 4, Employee shall make diligent efforts to mitigate his damages by seeking other employment and shall advise the Company of such efforts made. To the extent Employee receives compensation or benefits from such other employment or other collateral source, the payment of the Base Compensation and the benefits pursuant to Section 4 shall be correspondingly reduced.

                                    (ii) TERMINATION FOR CAUSE. In the event of
termination by the Company for cause, or in the event Employee voluntarily terminates this Agreement, no further payments of any Compensation shall be made to Employee, except for payment of the Base Compensation then in effect during the 30-day notice period and except for those options that have already vested. Employee shall not be entitled to any oprtions that have not vested as of the time of termination under this Paragraph 10(b).

                                    (iii) CAUSE. For the purposes hereof,
"cause" shall be limited to the following: (i) conviction of a felony;
(ii) commission of any intentional and material act involving fraud or misappropriation of funds, properties or assets of the Company; (iii) chronic alcoholism, drug addiction or substance abuse; (iv) failing, or refusing to submit to, a drug test in accordance with Section 9 of this Agreement, (v) gross negligence in the performance of Employee's duties hereunder, (vi) gross negligence in the performance of Employee's duties hereunder which the Board of Directors of the Company determines to have a material adverse effect on the Company; or (vii) any material violation of any written policies of the Company which, to the extent curable, are not cured within thirty (30) days of Employee's receipt of notice thereof.

                           (c) SURRENDER OF BOOKS AND RECORDS. Upon the
termination of this Agreement, for any reason, Employee shall immediately surrender to the Company all lists, books, records and other documents incident to the Company's business and all other property belonging to the Company, it being distinctly understood that all such lists, books, records and other documents are the property of the Company.

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                  11. SURVIVAL. Upon the expiration or other termination of this
Agreement, all obligations of the parties shall forthwith terminate, except for any obligation to pay any fixed sum of money or to grant any Options pursuant to
Section 7 which may have accrued and be due and payable hereunder at the time of such expiration or other termination and except that the provisions of Section 6 shall continue in full force and effect in accordance with its terms, such Section containing independent agreements and obligations.

                  12. INDEMNITY. The Company agrees to defend, indemnify and hold harmless Employee from any and all claims, actions, lawsuits or other choses in action brought against Employee by any person/third party in connection to or related in any manner whatsoever to Employee's duties, obligations and/or responsibilities arising out Employee's employment with Company.

                  13. INCAPACITY. In the event Employee becomes "incapacitated" (defined as so seriously injured that Employee is physically and/or mentally unable to complete his/her duties under the term of the Contract) Company shall agree to pay at least three (3) months of Employee's compensation and benefits as under the term and conditions of this Contract from the date Employee is determined to be "incapacitated." Company retains the right at their expense to have their own physician(s) or other health care provider(s) examine Employee to determine if Employee is "incapacitated"

                  14. EQUITABLE REMEDIES. The agreements of the parties contained in Section 6 and 8 are of a special, unique and extraordinary character; the obligations contained therein shall therefore be enforceable both at law and in equity, by injunction and otherwise; and the rights and remedies of the Company and the Employee hereunder with respect thereto shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

                  12. ENTIRE AGREEMENT; WAIVERS AND AMENDMENTS. This Agreement sets forth the entire agreement between the parties with respect to the terms and conditions of Employee's employment and any and all matters related thereto, and any and all prior agreements with respect to any thereof, whether oral or written, are superseded hereby. Neither this Agreement nor any term or condition hereof, including, without limitation, the terms and conditions of this paragraph, may be waived or modified in whole or in part as against the Company or Employee, as the case may be, except by written instrument signed by an authorized officer of the Company or by Employee, as the case may be, expressly stating that it is intended to operate as a waiver or modification of this Agreement, and any such written waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

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                  13. NOTICE. Any notice hereunder shall be in writing and shall be deemed given or delivered two (2) days after it has been mailed by registered or certified mail, postage prepaid, or one (1) day after being sent by a recognized national courier service, in each case addressed as follows:


                  If to Company:                   Case Financial, Inc.
                                                   15060 Ventura Blvd., #240
                                                   Sherman Oaks, CA  91403

                  If to Employee:                  Lorne Pollock
                                                   11667 Gorham Ave. #303
                                                   Los Angeles, CA  90049

except that either party may from time to time by written notice to the other, designate another address which shall thereupon become his effective address for the purposes of this Section.

                  14. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                  15. NO ASSIGNMENT. This Agreement is personal in nature and the obligations hereunder may not be assigned by the Company or by Employee without the prior written consent of the other party hereto; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Company, whether by merger, consolidation, transfer of all or substantially all of its assets, or otherwise.

                  19. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

                  20. ARBITRATION; VENUE.

                           (a) Subject to the provisions of Section 13 hereof,
any dispute, controversy or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated hereby shall be finally settled by arbitration conducted in accordance with the provisions of this Section 18. The arbitrator shall be a retired judge or practicing attorney and the arbitration shall be conducted and the arbitrator chosen in accordance with the rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties hereto (the "Parties"). If the Parties are unable to agree on the location of the arbitration within five (5) business days after the


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date of delivery of the request of arbitration, the Parties agree the arbitration will be conducted in Los Angeles County, California. Each Party hereby irrevocably submits to the jurisdiction of the arbitrator in Los Angeles, California and waives any defense in an arbitration based upon any claim that such Party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper.

                           (b) The arbitrator's award shall be in writing and
shall be final and binding on the Parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the Parties or their assets.

                           (c) Any dispute, controversy or claim arising out of,
relating to, or in connection with, this Agreement or the agreements or transactions contemplated hereby, as well as any arbitration proceeding under this Section 20, shall be deemed to be "Confidential Information," subject to the provisions of Section 6 of this Agreement.

                  21. ATTORNEYS' FEES. In the event of suit, arbitration or other proceeding between the parties hereto with respect to this Agreement, the prevailing party shall, in addition to such other relief as may be awarded, be entitled to reasonable attorneys' fees, expenses and costs of investigation, all as actually incurred.


                  IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first set forth above.


                                            CASE FINANCIAL, INC.


                                            By: /S/  ERIC ALDEN
                                                --------------------------------
                                                  ERIC ALDEN

                                            Title: Chief Executive Officer
                                            Dated: ____________________



                                            /S/ LORNE POLLOCK
                                            --------------------------
                                            LORNE POLLOCK
                                            Dated: _____________________


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                                    EXHIBIT A

                              DESCRIPTION OF DUTIES

         As Director of Underwriting Employee's duties shall include but are not limited to the following: Evaluating and Analyzing lawsuits that are presented to Employee by the Company for the purpose of evaluating the lawsuits to determine their overall settlement value and to determine the approximate value(s) to be advanced to attorneys and/or Plaintiffs; Organize and develop the Underwriting Department as the Company expands; To monitor outside litigation on behalf of the Company; To handle all legal matters to the extent they can be handled inside without the need for outside counsel.


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                                    EXHIBIT B

                                OPTION AGREEMENT










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